Exhibit 10.3

                SETTLEMENT AGREEMENT AND MUTUAL RELEASES IN FULL

      THIS SETTLEMENT AGREEMENT AND THESE MUTUAL RELEASES IN FULL ("Agreement") is entered into as of the 28th day of June, 2002, by and between OAO Technology Solutions, Inc. ("OAOT"), a Delaware corporation, and Siebel Systems, Inc. ("Siebel"), a Delaware corporation. Each of the aforesaid parties ("Parties"), as defined, shall be deemed to include its respective former and present parents, subsidiaries and affiliates and all of its and of their heirs, predecessors, successors, assigns, officers, directors, employees, principals, agents, legal and personal representatives, insurers, insurance adjusters, executors, administrators, affiliates, privies, and all other related persons and entities of any kind.

      WHEREAS, in or with an effective date in 1999, OAOT and Siebel entered into four commercial agreements: Siebel Alliance Program Master Agreement, Value Added Industry Remarketer Agreement ("VAIR"), Software License and Services Agreement ("SLSA"), Professional Services Addendum to the Software License and Services Agreement and various amendments to the forgoing agreements (collectively the "Siebel Agreements"); and

      WHEREAS, disputes have arisen between OAOT and Siebel concerning each Parties' performance under the Siebel Agreements; and

      WHEREAS, OAOT has asserted claims against Siebel in an action pending in the Circuit Court for Prince George's County, Maryland styled OAO Technology Solutions, Inc. v. Siebel Systems, Inc., C.A. No. L01-20173 (the "Action"); and

      WHEREAS, Siebel has asserted counterclaims against OAOT in the Action; and

      WHEREAS, the Parties, without admitting any liability, desire to resolve their differences and settle all claims, defenses, setoffs or any other matter, whether asserted or unasserted, in or arising, directly or indirectly, from the Action and the Siebel Agreements by making certain agreements and executing mutual releases as provided below.

      NOW, THEREFORE, for and in consideration of the agreements, releases and representations contained in this Agreement, the Parties agree as follows:

      A. Effective Date of Agreement

      1. This Agreement will have an effective date of June 30, 2002.

      B. Stipulation of Dismissals With Prejudice

      2. Upon execution of this Agreement by both Parties, counsel for OAOT and Siebel will execute and file a Stipulation of Dismissal with Prejudice dismissing the Action, each side to bear its own fees and costs.

      C. Termination of the Siebel Agreements

      3. By execution of this Agreement, both Parties acknowledge that the Siebel Agreements are terminated and that each Party is released from any further performance under the Siebel Agreements, including, but not limited to, payment of monies, transfer of stock, selection of software, and maintenance, support and upgrades with the following exceptions: (i) any rights and obligations set forth under that Siebel Agreements that are expressly stated

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to survive termination; and (ii) any rights and obligations contained in the
Siebel Agreements that the parties agree herein shall survive termination and more specifically set forth in Section D herein.

      D. Reinstatement of Certain Provisions of the SLSA Relating to Internal Use Software

      4. Notwithstanding paragraph 3 above, the Parties agree to reinstate certain provisions of the SLSA as of the date of this Agreement in order to allow OAOT to use certain Siebel software products set forth in Exhibit A hereto (the "Internal Use Software"). OAOT will have the limited right to use the Internal Use Software up through and including January 1, 2004, and without any additional cost to OAOT and/or Siebel. OAOT's use of the Internal Use Software shall be in strict accordance with the terms and conditions of the SLSA and, specifically, the Parties agree that Sections 1, 2, 3, 5, 6, 7 and 9 of the SLSA shall survive execution of this Agreement and shall govern OAOT's use of the Internal Use Software. Notwithstanding the provisions of Section 2.2 of the SLSA, under no circumstances is OAOT permitted to sell or transfer any of the Internal Use Software to any third-party without the express written consent of Siebel and Siebel shall have no obligation to approve any request by OAOT to sell or transfer any of the Internal Use Software. OAOT will execute all necessary agreements, licenses, and other documents to protect Siebel's intellectual property rights and to comply with applicable Siebel policies and procedures regarding the Internal Use Software. Further, Siebel shall not be required to provide any updates, maintenance and support services unless OAOT separately agrees to pay for such updates, maintenance and support services. OAOT shall have no obligation to purchase updated, maintenance and support services from Siebel.

      5. On or before January 1, 2004, OAOT will return any and all Internal Use Software that is not installed and being currently used to Siebel and/or will provide the certification called for under Section 5.5 of the SLSA.

      E. Mutual Releases In Full

      6. OAOT, intending to be legally bound, each do for itself, for its heirs, beneficiaries, successors, assigns, divisions, affiliates, parents, subsidiaries, directors, officers, shareholders, partners, employees, agents, representatives, legal representatives, predecessors in interest, and for all persons and entities in which they or any of them own a controlling interest, hereby remise, release, acquit and forever discharge Siebel and each of its respective heirs, beneficiaries, successors, assigns, divisions, affiliates, parents, subsidiaries, directors, officers, shareholders, partners, employees, agents, representatives, legal representatives, predecessors in interest, and for all persons and entities in which they or any of them own a controlling interest, of and from all manner of actions, causes of actions, suits, debts, dues and sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, in admiralty, or in equity, against Siebel which it ever had, now have, or which they or their successors hereafter can, shall, or may have for, upon, by reason of any manner, cause, or thing whatsoever from the beginning of the world to the date of this Agreement relating to, referring to, arising out of, or in connection with the facts, circumstances, or occurrences set forth in the complaint, counterclaims, cross-claims, or other pleadings in the Action, styled OAO Technology Solutions, Inc. v. Siebel Systems, Inc., C.A. No. L01-20173 pending in the Circuit Court for Prince George's County Maryland, or any other dealings between or among the Parties, or any other claims, demands and liabilities arising under any federal or state law.

      7. Siebel, intending to be legally bound, each do for itself, for its heirs, beneficiaries, successors, assigns, divisions, affiliates, parents, subsidiaries, directors, officers, shareholders, partners, employees, agents, representatives, legal representatives, predecessors in interest, and for all persons and entities in which they or any of them own a controlling interest, hereby remise, release, acquit and forever discharge OAOT and each of its respective heirs, beneficiaries, successors, assigns, divisions, affiliates, parents, subsidiaries, directors, officers, shareholders, partners, employees, agents, representatives, legal representatives, predecessors in interest, and for all persons and entities in which they or any of them own a controlling interest, of and from all manner of actions, causes of actions, suits, debts, dues and sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, in admiralty, or in equity, against OAOT which it ever had, now have, or which they or their successors hereafter can, shall, or may have for, upon, by reason of any manner, cause, or thing whatsoever from the beginning of the world to the date of this Agreement relating to, referring to, arising out of, or in connection with the facts, circumstances, or occurrences set forth in the complaint, counterclaims, cross-claims, or other pleadings in the Action, styled OAO Technology Solutions, Inc. v. Siebel Systems, Inc., C.A. No. L01-

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20173 pending in the Circuit Court for Prince George's County Maryland, or any
other dealings between or among the Parties, or any other claims, demands and liabilities arising under any federal or state law.

      F. Miscellaneous Provisions

      8. This Agreement, its construction, interpretation and enforcement, shall be governed by the laws of the State of New York, without regard to its conflicts of law rules.

      9. It is understood and agreed that the Parties to this Agreement do hereby declare, represent, agree and warrant that:

            a. In executing this Agreement, the Parties rely upon their own judgment, belief and knowledge as to the nature, extent and effect of the potential liability of the Parties and of the liabilities, whether potential or otherwise, mutually released hereby;

            b. The Parties to this Agreement have had the benefit of independent counsel in connection with the Action and in connection with this Agreement and each represents and warrants that it has read and understands the terms, conditions, obligations and consequences of entering into this Agreement and is entering into same voluntarily and knowingly;

            c. The Parties agree that: (1) each Party and counsel for each Party participated in the preparation and drafting of this Agreement and, accordingly, the normal rule of construction (to the effect that any ambiguities are to be resolved against the drafting party) will not be employed in any interpretation of this Agreement; (2) if any part, term, or provision of the Agreement shall to any extent be declared unenforceable or illegal by court of competent jurisdiction, the remainder of this agreement shall not be affected thereby, and each part, term, or provision of this Agreement (including, but not limited to, any enforceable and legal portion of the challenged part, term, or provision) shall be valid and enforceable to the fullest extent permitted by law; and (3) to the extent that a court of competent jurisdiction determines that one or more provisions of the Agreement are vague, ambiguous, or conflict, the Parties agree that the court shall construe or apply the provisions so that the Parties' intent of resolving disputes and liabilities (except as otherwise set forth or reserve herein) related to the Siebel Agreements and the Action is effectuated.

            d. This Agreement is made without reliance upon any statement, representation, promise, inducement, understanding or agreement that is not expressed in the Agreement;

            e. This Agreement contains the entire agreement between the Parties with regard to the matters set forth in it and supersedes all prior or contemporaneous oral or written understandings, statements, representations, or promises. This Agreement may be amended or modified only by an agreement in writing executed in the same manner as this Agreement;

            f. The parties represent and warrant that they have full authority to enter into this Agreement and that they have not assigned, encumbered, transferred, or otherwise disposed of all or any portion of, or interest in, any of their rights arising out of the Action or any of the matters hereinbefore referred to in this Agreement to any person, corporation or assignee of any sort whatsoever.

      10. The Parties acknowledge and agree that this Agreement shall be, and is, binding upon their respective heirs, predecessors, successors, and assigns.

      11. Nothing in this Agreement shall operate to release or discharge any Parties to this Agreement or their successors or assigns from any rights, claims, or causes of action arising out of, relating to, or connected with a breach of any obligation of any Party under this Agreement.

      12. It is agreed by and among each of the Parties that nothing herein shall be deemed to be evidence or an admission or concession on the part of any Party of any liability or wrongdoing whatsoever.

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      13. The persons executing this Agreement on behalf of OAOT and Siebel, respectively, represent and warrant that they have the express and actual authority of OAOT and Siebel, respectively, to enter into this Agreement on behalf of OAOT and Siebel, and to bind such party and recognize that the other Parties to this Agreement are relying on said representation as an inducement to enter into this Agreement. OAOT and Siebel represent and warrant that this Agreement has been duly authorized by all necessary corporate action and constitute valid and binding obligations of OAOT and Siebel.

      14. The Parties acknowledge that the terms of this Agreement shall survive the execution of the mutual releases contained in this Agreement and that this Agreement shall continue in full force and effect after execution.

      15. This Agreement may be executed simultaneously in counterparts with the Parties signing separate but identical signature pages that, when taken together, shall constitute one and the same Agreement. Facsimile signatures are effective to bind a Party to this Agreement, with the understanding that the original signature will be forwarded to the other Party within a reasonable period of time.

OAO TECHNOLOGY SOLUTIONS, INC.        SIEBEL SYSTEMS, INC.

    By:                                   By:
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       J. Jeffery Fox                         Jeffery T. Amann

Title:  Chief Financial Officer       Title:  Vice President and General Counsel
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Date:                                 Date:
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